DEUTSCHE BANK BROKER/DEALER AFFILIATES LIST
Name of Entity

QUESTION #14

Scudder Investor Services Inc.            8-298                 8-000298
Scudder Distributors Inc.                 8-47765               8-047765
Scudder Financial Services Inc.        8-49521                  8-049521
Ameritrade          8-016335                                    8-016335
Deutsche Securities Australia Inc.                8-031670      8-031670
BT Brokerage Corporation          8-034120                      8-034120
Deutsche Banc Alex. Brown Inc.                  8-035766        8-035766
Tradeweb LLC                     8-049994                       8-049994
MarketAxess Corporation            8-050727                     8-050727
*BrokerTec USA LLC             8-051803                         8-051803
*Creditex             8-051918                                  8-051918
AdirondackTrading Partners LLC    8-052384                      8-052384
*Bondbook Holdings, LLC         8-052679                        8-052679
NDB Capital Markets, LP          8-13967                        8-013967
Deutsche Bank Securities Inc.           8-17822                 8-017822
Alfa Menkul Degerler AS
Bankers Trust A.S.
Bankers Trust Argentina S.A.
Bankers Trust Caribe Capital Markets, Inc.
Bankers Trust International PLC
Bankers Trust Investments PLC
Bankers Trust Menkul Degerler AS
Bankers Trust Poland Sp.Z. o.o.
Bankers Trust S.A. Agente Del Mercado Abierto
Bankers Trust Securities (Pacific) Limited (Hong Kong)
Bankers Trustee Company Limited
Benchmark Securities Management Limited
Bender Menkul Degerler A.S.
BT (Far East) Limited
BT Asia Securities Limited
BT Brokerage (Philippines) Inc.
BT Brokerage and Associates PTE Ltd
BT Financial Trading
BT France S.A.
BT Futures (Singapore) Ltd.
BT Notes Limited
BT Securities (Europe) Limited
DB (Russia) Limited
DB Arbitrage Limited
DB Broker GmbH
DB Corretora - Sociedade Corretora de Valores Mobiliarios, S. A.
DB Equity Limited
DB Forex Corporation
DB Investment Resources (US) Corporation
Deutsche Asset Management (Australia Limited)
Deutsche Asset Management (International) Limited
Deutsche Asset Management Investment Services Limited
Deutsche Asset Management Life & Pensions Limited
Deutsche Asset Management Limited
Deutsche Bank (Cayman) Limited
Deutsche Bank AG
Deutsche Bank AG (London Branch)
Deutsche Bank AG (Sydney Branch)
Deutsche Bank AG Tokyo Branch
Deutsche Bank AG, Hong Kong Branch
Deutsche Bank Canada
Deutsche Bank Corretora de Valores SA
Deutsche Bank Futures Inc.
Deutsche Bank International Limited
Deutsche Bank SA - Banco Alemao
Deutsche Bank Securities (Pty) Limited
Deutsche Bank Societa di Intermediazione Mobiliare S. p. A.
Deutsche Bank Trust Company Americas
Deutsche Capital Markets Australia Limited
Deutsche Corporate Finance New Zealand Limited
Deutsche Finance New Zealand Limited
Deutsche Financial Planning Limited
Deutsche Funds Management Limited
Deutsche Futures Australia Limited
Deutsche Futures Hong Kong Limited
Deutsche Futures London Limited
Deutsche Futures New Zealand Limited
Deutsche Futures Singapore
Deutsche Investment Trust Managers Limited (57%)
Deutsche Investments Funds Limited
Deutsche Management New Zealand Limited
Deutsche New Zealand Limited
Deutsche Property Asset Management Limited
Deutsche Regis Partners Inc
Deutsche Securities (India) Private Limited
Deutsche Securities Asia Limited
Deutsche Securities Asia Limited Hong Kong
Deutsche Securities Asia Limited Singapore
Deutsche Securities Asia Limited Taipei
Deutsche Securities Corredores de Bolsa Ltda
Deutsche Securities India Pvt Ltd
Deutsche Securities Korea Co
Deutsche Securities Limited Tokyo Branch
Deutsche Securities New Zealand Limited
Deutsche Securities, Sociedad de Valores y Bolsa, Sociedad
Deutsche Securitisation Australia Pty Limited
Deutsche Structured Finance Australia Limited
Deutsche Unit Trust Managers Limited
Didier Philippe S.A. (dormant)
DMG & Partners Securities Pte Ltd

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BROKERS TO BE INCLUDED IN EXHIBIT
Execution Ltd.
IBOXX Ltd.
K & N Kenanga Bhd
K&N Kenanga Holdings Bhd
Kenanga Deutsche Futures
Kenanga Deutsche Futures Sdn Bhd
MaxBlue Investimentos Distribuidora de Titulos e Valores Mobiliarios S. A. Morgan Grenfell & Co Limited
Morgan Grenfell Private Equity Limited
Morgan Grenfell Securities
MTS Japan Securities Co. Ltd.
National Discount Brokers Group, Inc.
Nissay Deutsche Asset Management Europe Limited (33%)
OTC Deriv Limited
Pro Capital Spolka Akcyjna
PT Bina Tatalaksana Pasifik
PT BT Prima Securities Indonesia
PT Deutsche Securities Indonesia
Regis Partners Inc.
Scudder Kemper Investors
SOCX LLC
Tasfiye Halinde Bankers Trust Menkul Degerler A.S.
TheMarkets.com
Tokai Deutsche Asset Management Limited (40%)
Yieldbroker Pty Ltd.
*AsiaBondPortal
*BondsinAsia
*BT Opera Trading S.A. (dormant)
*DB Securities S. A.
*DBS Finance S. A.
*LoanX
*Mortgage Ramp
*Swapsclear
*Swapswire Limited
*Volbroker.com Limited
*Yensai
Banca Carime S.p.A.
Bank Inicjatyw Spoleczno-Ekonomicznych SA
Dr. Jung & Partner GmbH
EDORA Funding GmbH EuroPace IPD Ltd.
eXtrahyp.de Aktiengesellschaft
Millennium Clearing Company, L.L.C.
Minex Corporation
Osaka Stock Exchange Co., Ltd.
Scudder Weisel Capital, L.L.C.
SLB Funding GmbH
TISCO Securities Hong Kong Limited
WERDA Betelligungsgesellschaft mbG